Exhibit 99.1

Exela Technologies, Inc. Reports Preliminary Full Year and Fourth Quarter 2021 Results

•	2021 Revenue of $1,167 million, in-line with guidance

•	Loss per Share of $0.34 in the fourth quarter of 2021

•	On track for $50 million in cash flow improvements in 2022

•	Long-term debt(1) reduced by $454 million

•	Small-and-Medium-Sized Business “SMB” continues robust growth in the fourth quarter of 2021 with DMR customers growing 44% sequentially and DrySign® users growing 135% sequentially

Conference call scheduled for March 11, 2022 at 2:00 PM ET

IRVING, Texas, March 11, 2022 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), a global business process automation (“BPA”) leader, announced today its financial results for the fourth quarter and full year ended December 31, 2021.

“We are pleased with our execution and meeting our latest revenue expectations for the full year 2021 while also producing higher gross profit dollars despite lower year-over-year revenue. As COVID-19 headwinds subside, we are pleased with higher renewal rates, expansion with existing customers, new wins and a healthy pipeline,” said Ronald Cogburn, Chief Executive Officer of Exela.

Cogburn continued, “The completion of the debt exchange offer reduced the overall amount of debt and will substantially reduce our debt interest expense. We expect further improvements within our underlying business that will lead to additional improvements in margins and cash flow in future periods.”

Full Year Highlights

•	Revenue: Revenue was $1,166.6 million, in-line with guidance in 2021, a decline of 9.7% from $1,292.6 million in 2020 primarily due to lower volumes and transition revenue.

•	Revenue for the Information and Transaction Processing Solutions (“ITPS”) segment was $874.2 million, representing a decline of 13.0% year-over-year.

•	Healthcare Solutions revenue was $217.8 million, a decrease of 0.5% year-over-year.

•	Legal and Loss Prevention Services revenue was $74.6 million, representing an increase of 9.1% from 2020.

•	88% customer renewal rate in 2021.

•	Operating income: Operating income in 2021 was $21.4 million, compared with an operating loss of $16.4 million in 2020. The year-over-year improvement was primarily attributable to better operating performance led by higher gross profit(2), lower SG&A costs and depreciation and amortization expenses, partially offset by higher related party expenses.

•	Net Loss: Net Loss for 2021 was $142.4 million, compared with a net loss of $178.5 million in 2020. The year-over-year improvement in net loss primarily reflects the aforementioned improvement in operating income, lower interest expense and gain on extinguishment of debt.

•	EBITDA: EBITDA(3) in 2021 was $114.5 million; improved compared with EBITDA of $102.9 million in 2020. EBITDA margin for 2021 was 9.8%; improved compared with EBITDA margin of 8.0% in 2020, primarily driven by the higher operating income.

•	Adjusted EBITDA: Adjusted EBITDA(4) in 2021 was $173.3 million, compared with Adjusted EBITDA of $173.4 million in 2020. Adjusted EBITDA margin for 2021 was 14.9% compared with Adjusted EBITDA margin of 13.4% in 2020, an increase of 144 basis points.

•	Capital Expenditures: Capital expenditures for 2021 were 1.4% of revenue compared to 1.2% of revenue in 2020, in-line with guidance.

•	Common Stock: As of December 31, 2021, there were 265,194,961 total shares outstanding and an additional 1,309,187 shares of common stock reserved for issuance for our outstanding preferred shares on an as-converted basis.

•	Total employees: 17,000 total employees as of December 31, 2021, as compared to 19,000, as of December 31, 2020.

Fourth Quarter Highlights

•	Revenue: Revenue for Q4 2021 was $294.3 million, a decline of 6.3% compared to $314.1 million in Q4 2020.

•	Revenue for the ITPS segment was $216.7 million, a decline of 11.0% year-over-year, primarily due to lower volumes and underutilization of resources as a result of COVID-19 and in particular to its impact on the onsite business. Exela believes it is well positioned to see these volumes return in the ITPS segment as COVID-19 impacts subside.

•	Healthcare Solutions revenue was $56.5 million, an increase of 9.5% year-over-year.

•	Legal and Loss Prevention Services revenue was $21.1 million, an increase of 11.6% year-over-year.

•	Q4 2021 DrySign user growth of 135% and DMR customer growth of 44% from Q3 2021.

•	Announced partnership with UK’s Post Office, that country's largest provider of transactional banking services with over 11,500 branches to process checks securely and expeditiously.

•	Expanded PCH Global Deployment for one of the world’s largest specialty care services insurance companies, highlighting the Company’s ability to rapidly implement PCH Global for claims submitted by providers, in this case servicing a multinational managed care.

•	Operating income: Operating loss for Q4 2021 was $10.7 million, compared with operating loss of $13.9 million in Q4 2020. The year-over-year decrease in operating loss was primarily attributable to lower depreciation and amortization expenses, partially offset by lower gross profit and higher SG&A expenses.

•	Net Loss: Net loss for Q4 2021 was $70.6 million, compared with a net loss of $88.9 million in Q4 2020, primarily driven by lower interest expense.

•	EBITDA: EBITDA loss for Q4 2021 was $3.1 million, compared to a loss of $8.6 million in Q4 2020. EBITDA margin for Q4 2021 was negative 1.0%, an increase of 172 basis points from negative 2.8% in Q4 2020.

•	Adjusted EBITDA: Adjusted EBITDA for Q4 2021 was $39.5 million, an increase of 6.4% compared to $37.2 million in Q4 2020. Adjusted EBITDA margin for Q4 2021 was 13.4%, an increase of 160 basis points from 11.8% in Q4 2020 and flat from 13.0% in Q3 2021.

•	Capital Expenditures: Capital expenditures for Q4 2021 were 2.9% of revenue compared to 2.0% of revenue in Q4 2020.

Key additional Highlights

Expanding financial flexibility: As of December 31, 2021, Exela raised a total of $407 million in gross proceeds from equity offerings.  In accordance with Exela's plan to strategically reduce its debt and associated interest expense obligations as well as explore ways to invest in its growth, Exela used proceeds from its equity offerings to repurchase or repay an aggregate principal amount of $438.8 million of its debt as of December 31, 2021 resulting in a year-over-year reduction in our Long-term debt of $454 million.

Exela expects its annual operating cash flow to improve by approximately $50 million in 2022.

Today Exela announced the successful completion of its previously announced offer to exchange shares of its Common Stock for its 6.00% Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”), with each 20 shares of Common Stock being exchanged for one share of Series B Preferred Stock having a liquidation preference of $25.00 per share (the “Offer”). Pursuant to the Offer, 17,676,880 shares of Common Stock (excluding shares tendered pursuant to guaranteed delivery procedures) were validly tendered for exchange and not withdrawn as of the Expiration Date. Exela will exchange all such shares of Common Stock for a total of 883,844 shares of Series B Preferred Stock.

Exela plans to continue working on expanding its financial flexibility with the objective to improve consolidated cash flows from all activities.

Below are the notes referenced above:

(1) – Long-term debt is defined as Senior Secured Term loan, Senior Secured 2023 Notes and Senior Secured 2026 Notes.

(2) – Gross profit is defined as revenue less cost of revenue excluding depreciation and amortization.

(3) – EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.

(4) – Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its fourth quarter and full year 2021 financial results at 2:00 p.m. ET on March 11, 2022. To access this call, dial 833-255-2831 or +1-412-902-6724 (international). A replay of this conference call will be available through March 18, 2022 at 877-344-7529 or +1-412-317-0088 (international). The replay passcode is 3760890.

Exela invites all investors to ask questions that they would like addressed on the conference call. We ask individual investors to submit questions via email to IR@exelatech.com.

A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

Final Results

The financial results described above are preliminary, unaudited and represent the most recent current information available to Exela management. Exela’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures, final adjustments that may arise between the date of this press release and the time that financial results for the fourth quarter of 2021 are finalized, and such differences may be material. In addition, these financial results do not reflect important limitations, qualifications and details that will be included in the full financial statements to be included in the Company’s Form 10-K to be filed with the U.S. Securities and Exchange Commission.

About Exela

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. Utilizing foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry, departmental solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Through cloud-enabled platforms, built on a configurable stack of automation modules, and over 17,000 employees operating in 23 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Find out more at www.exelatech.com

To automatically receive Exela financial news by e-mail, please visit the Exela Investor Relations website, http://investors.exelatech.com/, and subscribe to E-mail Alerts.

About Non-GAAP Financial Measures: This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Novitex Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team.  Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading “Risk Factors” in the Annual Report. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

For more Exela news, commentary, and industry perspectives, visit:

Website: https://investors.exelatech.com/

Twitter: @ExelaTech

LinkedIn: /exela-technologies

Facebook: @exelatechnologies

Instagram: @exelatechnologies

The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:
Vincent Kondaveeti
E: vincent.kondaveeti@exelatech.com

Mary Beth Benjamin
E: IR@exelatech.com

Source: Exela Technologies, Inc.

Exela Technologies, Inc. and Subsidiaries
Consolidated Balance Sheet
As of December 31, 2021
(UNAUDITED)
(in thousands of United States dollars except share and per share amounts)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$20,775	$68,221
Restricted cash	27,285	2,088
Accounts receivable, net of allowance for doubtful accounts of $6,050 and $5,647, respectively	184,102	206,868
Related party receivables and prepaid expenses	715	711
Inventories, net	15,215	14,314
Prepaid expenses and other current assets	31,799	31,091
Total current assets	279,891	323,293
Property, plant and equipment, net of accumulated depreciation of $196,683 and $193,760, respectively	73,449	87,851
Operating lease right-of-use assets, net	53,937	68,861
Goodwill	358,323	359,781
Intangible assets, net	244,539	292,664
Deferred income tax assets	2,109	6,606
Other noncurrent assets	24,775	18,723
Total assets	$1,037,023	$1,157,779

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$61,744	$76,027
Related party payables	1,484	97
Income tax payable	3,551	2,466
Accrued liabilities	113,519	126,399
Accrued compensation and benefits	60,860	63,467
Accrued interest	10,075	48,769
Customer deposits	17,707	21,277
Deferred revenue	16,617	16,377
Obligation for claim payment	46,902	29,328
Current portion of finance lease liabilities	6,683	12,231
Current portion of operating lease liabilities	15,923	18,349
Current portion of long-term debts	144,828	39,952
Total current liabilities	499,893	454,739
Long-term debt, net of current maturities	1,104,399	1,498,004
Finance lease liabilities, net of current portion	9,156	13,287
Pension liabilities, net	28,383	35,515
Deferred income tax liabilities	11,594	9,569
Long-term income tax liabilities	3,201	2,759
Operating lease liabilities, net of current portion	41,170	56,814
Other long-term liabilities	5,999	13,624
Total liabilities	1,703,795	2,084,311
Commitments and Contingencies (Note 14)

Stockholders' equity (deficit)
Common stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 267,646,667 shares issued and 265,194,961 shares outstanding at December 31, 2021 and 51,693,931 shares issued and 49,242,225 shares outstanding at December 31, 2020	37	15
Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; 2,778,111 shares issued and outstanding at December 31, 2021 and 3,290,050 shares issued and outstanding at December 31, 2020	1	1
Additional paid in capital	838,853	446,739
Less: Common Stock held in treasury, at cost; 2,451,706 shares at December 31, 2021 and December 31, 2020	(10,949)	(10,949)
Equity-based compensation	56,123	52,183
Accumulated deficit	(1,532,428)	(1,390,038)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(7,463)	(7,419)
Unrealized pension actuarial losses, net of tax	(10,946)	(17,064)
Total accumulated other comprehensive loss	(18,409)	(24,483)
Total stockholders’ deficit	(666,772)	(926,532)
Total liabilities and stockholders’ deficit	$1,037,023	$1,157,779

Exela Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations for the years ended December 31, 2021, 2020 and 2019
(UNAUDITED)
(in thousands of United States dollars except share and per share amounts)

	Years ended December 31,
	2021	2020	2019
Revenue	$1,166,606	$1,292,562	$1,562,337
Cost of revenue (exclusive of depreciation and amortization)	889,095	1,023,544	1,224,735
Selling, general and administrative expenses (exclusive of depreciation and amortization)	169,781	186,104	198,864
Depreciation and amortization	77,150	93,953	100,903
Impairment of goodwill and other intangible assets	-	-	349,557
Related party expense	9,191	5,381	9,501
Operating profit (loss)	21,389	(16,420)	(321,223)
Other expense (income), net:
Interest expense, net	168,048	173,878	163,449
Debt modification and extinguishment costs (gain), net	(16,689)	9,589	1,404
Sundry expense (income), net	363	(153)	969
Other expense (income), net	401	(34,788)	14,429
Net loss before income taxes	(130,734)	(164,946)	(501,474)
Income tax expense	(11,656)	(13,584)	(7,642)
Net loss	$(142,390)	$(178,530)	$(509,116)
Cumulative dividends for Series A Preferred Stock	(1,576)	(1,309)	(3,309)
Net loss attributable to common stockholders	$(143,966)	$(179,839)	$(512,425)
Loss per share:
Basic and diluted	$(1.22)	$(3.66)	$(10.55)

Exela Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (UNAUDITED)
For the years ended December 31, 2021, 2020 and 2019
(UNAUDITED)
(in thousands of United States dollars unless otherwise stated)

	Years ended December 31,
	2021	2020	2019
Cash flows from operating activities
Net loss	$(142,390)	$(178,530)	$(509,116)
Adjustments to reconcile net loss
Depreciation and amortization	77,150	93,953	100,903
Original issue discount and debt issuance cost amortization	16,319	15,117	11,777
Debt modification and extinguishment costs (gain), net	(30,613)	8,296	1,049
Impairment of goodwill and other intangible assets	-	-	349,557
Provision for doubtful accounts	2,714	422	4,304
Deferred income tax provision	6,649	7,940	1,093
Share-based compensation expense	3,940	2,846	7,827
Unrealized foreign currency losses	173	(414)	(511)
Gain on sale of assets	(960)	(43,338)	556
Fair value adjustment for interest rate swap	(125)	(375)	4,337
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	17,438	54,538	4,410
Prepaid expenses and other assets	(1,597)	(1,379)	(4,825)
Accounts payable and accrued liabilities	(61,068)	12,015	(19,588)
Related party payables	1,382	(353)	(14,339)
Additions to outsource contract costs	(546)	(519)	(1,285)
Net cash used in operating activities	(111,534)	(29,781)	(63,851)

Cash flows from investing activities
Purchase of property, plant and equipment	(14,574)	(11,663)	(14,360)
Additions to internally developed software	(1,954)	(3,825)	(6,182)
Cash paid for acquisition, net of cash received	-	(12,500)	(5,000)
Cash paid for earnouts	-	(700)	-
Proceeds from sale of assets	7,267	50,126	360
Net cash provided by (used in) investing activities	(9,261)	21,438	(25,182)

Cash flows from financing activities
Proceeds from issuance of Common Stock from private placement	25,065	-	-
Proceeds from issuance of Common Stock from at the market offerings	379,963	-	-
Proceeds from director's equity contribution	269	-	-
Repurchases of Common Stock	-	-	(3,480)
Cash paid for equity issuance costs from at the market offerings	(13,423)	-	-
Borrowings under factoring arrangement and Securitization Facilities	142,501	297,673	68,283
Principal repayment on borrowings under factoring arrangement and Securitization Facilities	(144,965)	(203,841)	(64,976)
Cash paid for withholding taxes on vested RSUs	-	(7)	(223)
Lease terminations	(1,303)	(337)	(318)
Cash paid for debt issuance costs	(1,181)	(16,205)	(7)
Principal payments on finance lease obligations	(11,471)	(12,758)	(20,465)
Borrowings from senior secured revolving facility	11,000	29,750	206,500
Repayments on senior secured revolving facility	(55)	(14,200)	(141,500)
Proceeds from issuance of 2026 Notes	3,574	-	-
Proceeds from senior secured term loans	-	-	29,850
Repayments on senior secured term loan and 2023 Notes as part of debts exchanges	(309,305)	-	-
Borrowings from other loans	126,352	29,260	39,153
Cash paid for debt repurchases	(71,184)	-	-
Principal repayments on senior secured term loans and other loans	(37,186)	(45,973)	(53,678)
Net cash provided by financing activities	98,651	63,362	59,139
Effect of exchange rates on cash	(105)	1,191	139
Net increase (decrease) in cash and cash equivalents	(22,249)	56,210	(29,755)
Cash, restricted cash, and cash equivalents
Beginning of period	70,309	14,099	43,854
End of period	$48,060	$70,309	$14,099
Supplemental cash flow data:
Income tax payments, net of refunds received	$3,765	$2,695	$7,882
Interest paid	188,802	152,678	144,456
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	3,270	4,372	10,732
Leasehold improvements funded by lessor	125	-	-
Settlement gain on related party payable to Ex-Sigma 2	-	1,287	-
Accrued capital expenditures	1,652	2,124	1,402

Exela Technologies
Schedule 1: Fourth Quarter & Full Year 2021 vs. Fourth Quarter & Full Year 2020 Financial Performance
(UNAUDITED)

	Q4-2021	Q4-2020	Increase (Decrease) Y/Y ($ mn)	Increase (Decrease) Y/Y ()%		FY2021	FY2020	Increase (Decrease) Y/Y	Increase (Decrease) Y/Y ()%
Information and Transaction Processing Solutions	216.7	243.5	(26.8)	(11.0)%		874.2	1,005.0	(130.8)	(13.0)%
Healthcare Solutions	56.5	51.6	4.9	9.5%		217.8	219.0	(1.2)	(0.5)%
Legal and Loss Prevention Services	21.1	18.9	2.2	11.6%		74.6	68.4	6.2	9.1%
Total Revenue	294.3	314.1	(19.8)	(6.3)%		1,166.6	1,292.6	(126.0)	(9.7)%

Gross profit	58.6	59.1	(0.5)	(0.8)%		277.5	269.0	8.5	3.2%
Gross profit margin	19.9%	18.8%	1.1%	110	bps	23.8%	20.8%	3.0%	298	bps

Operating (loss) income	(10.7)	(13.9)	3.2	(23.3)%		21.4	(16.4)	37.8	(230.3)%
Operating margin	(3.6)%	(4.4)%	0.8%	80	bps	1.8%	(1.3)%	3.1%	310	bps

Net income (loss)	(70.6)	(88.9)	18.2	(20.5)%		(142.4)	(178.5)	36.1	(20.2)%
Net income margin	(24.0)%	(28.3)%	4.3%	430	bps	(12.2)%	(13.8)%	1.6%	161	bps

EBITDA	(3.1)	(8.6)	5.6	(64.7)%		114.5	102.9	11.6	11.3%
EBITDA Margin	(1.0)%	(2.8)%	1.7%	172	bps	9.8%	8.0%	1.9%	185	bps

Adjusted EBITDA	39.5	37.2	2.4	6.4%		173.3	173.4	(0.1)	0.0%
Adjusted EBITDA margin	13.4%	11.8%	1.6%	160	bps	14.9%	13.4%	1.4%	144	bps

Exela Technologies
Schedule 2: Reconciliation of Adjusted EBITDA and constant currency revenues
(UNAUDITED)

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation

($ in millions)	Three months ended			Year ended
	31-Dec-21	31-Dec-20	30-Sep-21	31-Dec-21	31-Dec-20
Revenues, as reported (GAAP)	$294.3	$314.1	$279.2	$1,166.6	$1,292.6
Foreign currency exchange impact (1)	1.6		(1.4)	(10.4)
Revenues, at constant currency (Non-GAAP)	$295.9	$314.1	$277.9	$1,156.3	$1,292.6

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and year ended December 31, 2020, to the revenues during the corresponding period in 2021.

Reconciliation of Adjusted EBITDA

($ in millions)	Three months ended			Year ended
	30-Dec-21	31-Dec-20	30-Sep-21	30-Dec-21	31-Dec-20
Net loss (GAAP)	$(70.6)	$(88.9)	$(13.2)	$(142.4)	$(178.5)
Interest expense	40.3	44.2	41.8	168.0	173.9
Taxes	8.2	10.1	1.4	11.7	13.6
Depreciation and amortization	19.0	25.8	19.1	77.1	94.0
EBITDA (Non-GAAP)	$(3.1)	$(8.6)	$49.1	$114.5	$102.9
Transaction and integration costs	7.9	4.9	1.9	15.9	16.6
Gain / loss on derivative instruments	(0.8)	0.7	-	(0.9)	0.2
Other Charges / (gains)	28.1	30.7	(19.3)	21.6	8.0
Sub-Total (Adj. EBITDA before O&R)	$32.3	$27.7	$31.7	$151.0	$127.8
Optimization and restructuring expenses	7.3	9.5	4.7	22.2	45.6
Adjusted EBITDA (Non-GAAP)	$39.5	$37.2	$36.4	$173.3	$173.4

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and year ended December 31, 2020, to the revenues during the corresponding period in 2021.